Exhibit 21.1

COMPANY NAME	DATE OF INCORP.	PLACE OF INCORP.
Agencia Maritima de Costa Rica Amarco S.A.	08/30/02	Costa Rica
Agricola UAC Limitada	09/10/84	Chile
Agricola Villa Alegre Acquisition Corp.	03/13/01	Cayman Islands
Agrinanas Development Co. Inc.	03/05/04	Philippines
Al-Badiya for Juice & Food Manufacturing Co. L.L.C.	02/27/06	Jordan
Alcantara Shipping Corporation	05/12/00	Cayman Islands
Alcazar Shipping Corporation	11/16/99	Cayman Islands
Algeciras Shipping Corporation	11/16/99	Cayman Islands
Alhambra Shipping Corporation	01/12/98	Cayman Islands
Alicante Shipping Corporation	11/16/99	Cayman Islands
Almeria Shipping Corporation	12/29/95	Cayman Islands
Altara Shipping Corporation	11/26/03	Cayman Islands
Amalgamated Fisheries Co. (Pty) Ltd.	06/02/61	South Africa
Andalucia Shipping Corporation	10/11/91	Cayman Islands
Cadiz Shipping Corporation	11/16/99	Cayman Islands
Cameroon Banana Company PLC (CAMBACO)	04/24/01	Cameroon
Can-Am Express, Inc.	08/10/88	North Dakota
Cartorama, S.A.	06/14/05	Ecuador
Choice Farms, Inc.	11/14/91	Delaware
Claverton Limited	11/10/89	Hong Kong
Comercializadora Agricola Guatemalteca S.A. (Comaguasa)	04/23/91	Guatemala
Comercializadora Internacional Consultoría y Servicios Bananeros S.A. - (Conserba or C.I. Conserba)	12/15/92	Colombia
Compañía Agricola Diversificada, S.A. (Coagro)	08/28/90	Guatemala
Compañía de Desarrollo Bananero de Guatemala, S.A. (Bandegua)	12/04/72	Guatemala
Compañía de Desarrollo Bananero del Ecuador S.A. (Bandecua)	11/28/78	Ecuador
Congelados Del Monte S.A.	10/13/00	Costa Rica
Compañía Diversificada El Rosario S.A.	07/29/08	Guatemala
Cordoba Shipping Corporation	01/26/93	Cayman Islands
Corporacion Bandeco C.R. S.A.	06/13/05	Costa Rica
Corporación de Desarrollo Agrícola Del Monte S.A.	11/18/67	Costa Rica
Davao Agricultural Ventures Corporation (Davco)	09/01/81	Manila, Philippines
De L’Ora Beverages Limited	02/07/90	England
Del Monte (Germany) GmbH	05/29/01	Germany
Del Monte (Holland) B.V.	03/01/51	Netherlands
Del Monte (Middle East) Corp.	05/14/08	Cayman Islands
Del Monte (Pinabana) Corp.	04/09/08	Cayman Islands
Del Monte (Saudi Arabia) Corp.	07/12/05	Cayman Islands
Del Monte (UK) Ltd.	08/23/89	England
Del Monte B.V.	09/13/89	Netherlands
Del Monte B.V.I. Limited	10/05/89	British Virgin Islands
Del Monte Belgium SA	04/13/66	Belgium
Del Monte Egypt Limited	05/29/07	Egypt
Del Monte Europe Limited	12/28/26	England
Del Monte Foods (France) SA	04/15/87	France
Del Monte Foods (Italia) S.p.A.	07/13/04	Italy
Del Monte Foods (Poland) Sp. z o.o.	11/19/04	Poland
Del Monte Foods (U.A.E.) FZE	11/29/04	United Arab Emirates
Del Monte Foods Europe Limited	01/12/90	England
Del Monte Foods Iberia SL	08/19/93	Spain
Del Monte Foods International Limited	04/25/60	England
Del Monte Foods Northern Europe Limited	04/13/84	England
Del Monte Foods Spain SRL	05/06/00	Spain

COMPANY NAME	DATE OF INCORP.	PLACE OF INCORP.
Del Monte Foods Trading L.P.	07/13/05	Cayman Islands
Del Monte Fresh Distribution Brasil Ltda.	10/09/01	Brazil
Del Monte Fresh Fruit Company Ltd. (Japan)	10/28/88	Japan
Del Monte Fresh Fruit Far East B.V.	10/15/90	Netherlands
Del Monte Fresh Packaged Produce (UK) Limited	05/09/02	England
Del Monte Fresh Produce (Argentina) S.R.L.	06/25/98	Argentina
Del Monte Fresh Produce (Asia-Pacific) Limited	07/07/89	Hong Kong
Del Monte Fresh Produce (Belgium) N.V.	05/22/90	Belgium
Del Monte Fresh Produce (Cameroon) SARL	02/23/88	Cameroon
Del Monte Fresh Produce (Chile) S.A.	06/20/83	Chile
Del Monte Fresh Produce (Florida) Inc.	12/13/96	Florida
Del Monte Fresh Produce (Hamburg) GmbH	08/27/02	Germany
Del Monte Fresh Produce (Hawaii) Inc.	10/12/89	Delaware
Del Monte Fresh Produce (HK) Limited [with Chinese equivalent]	04/02/97	Hong Kong
Del Monte Fresh Produce (Kansas City) Inc.	10/30/98	Delaware
Del Monte Fresh Produce (Korea) Ltd.	10/16/99	South Korea
Del Monte Fresh Produce (Mexico) S.A. de C.V.	08/16/93	Mexico
Del Monte Fresh Produce (Middle East) Corp.	11/19/98	Cayman Islands
Del Monte Fresh Produce (New Zealand) Limited	03/24/99	New Zealand
Del Monte Fresh Produce (Panama) S.A.	01/29/98	Panama
Del Monte Fresh Produce (Perú) S.A.	03/23/99	Peru
Del Monte Fresh Produce (Philippines), Inc.	10/17/89	Philippines
Del Monte Fresh Produce (South Africa) (Pty) Ltd.	02/24/98	South Africa
Del Monte Fresh Produce (Southeast) Inc.	08/07/98	Delaware
Del Monte Fresh Produce (Southwest) Inc.	11/17/92	Arizona
Del Monte Fresh Produce (Spain) S.A.	09/18/00	Spain
Del Monte Fresh Produce (Texas), Inc. (d/b/a Del Monte Fresh Produce N.A.)	01/02/63	Texas
Del Monte Fresh Produce (Thailand) Inc.	06/18/04	Cayman Islands
Del Monte Fresh Produce (Uruguay) S.A.	06/25/82	Uruguay
Del Monte Fresh Produce (West Coast), Inc.	03/08/89	Delaware
Del Monte Fresh Produce Acquisition (Chile) Corp.	08/10/98	Cayman Islands
Del Monte Fresh Produce Brasil Ltda.	05/27/93	Brazil
Del Monte Fresh Produce Company	12/13/85	Delaware
Del Monte Fresh Produce Inc. (DMFPI)	02/04/27	California
Del Monte Fresh Produce International Inc. (DMFPII)	04/17/89	Liberia
Del Monte Fresh Produce Investment (Chile) Corp.	08/10/98	Cayman Islands
Del Monte Fresh Produce N.A., Inc.	12/15/52	Florida
Del Monte Fruits (S.A.) (Proprietary) Limited	03/13/07	South Africa
Del Monte Fund B.V.	12/29/06	Netherlands Antilles
Del Monte Grupo Comercial S.A. de C.V.	11/16/93	Mexico
Del Monte Hellas SA	09/30/04	Greece
Del Monte International Inc.	07/26/74	Panama
Del Monte Investment (Saudi Arabia) Corp.	07/12/05	Cayman Islands
Del Monte Kenya Holdings Inc.	09/30/04	Panama
Del Monte Kenya Limited	09/30/04	Kenya
Del Monte Monaco SAM	09/07/06	Monaco
Del Monte Pensions UK Limited	01/31/90	England
Del Monte Saudi Arabia Limited	01/24/06	Saudi Arabia
Del Monte South Africa (Proprietary) Ltd.	09/30/04	South Africa
Desarrollo Agroindustrial de Frutales, S.A. (Frutales)	06/06/08	Costa Rica
DMFP (NZ) Limited	09/14/99	New Zealand
DMFP Investment (Uruguay) Corp.	09/14/98	Cayman Islands
Donald Cook’s (Pty) Ltd.	09/30/04	South Africa

El Cacaste S.A.	12/01/08	Guatemala
El Genizaro S.A.	02/11/75	Costa Rica
Envases Industriales de Costa Rica S.A. (Envaco)	10/25/60	Costa Rica
Expocenter, S.A.	09/09/90	Uruguay
Fargo Acquisition Company	04/15/04	Delaware
FDM Holdings Limited	08/29/96	Cayman Islands, BWI
Forestales De David, S.A.	07/28/06	Panama
Fresh Del Monte Japan Company Ltd.	11/28/97	Japan
Fresh Del Monte Produce (Canada), Inc.	09/15/97	Delaware
Fresh Del Monte Produce Inc.	08/29/96	Cayman Islands, BWI
Fresh Del Monte Produce N.V.	10/07/92	Netherlands Antilles
Fresh Del Monte Ship Holdings Ltd.	09/03/98	Cayman Islands
Frigorifico Coquimbo S.A.	05/08/84	Chile
Fruits.com, Inc.	08/17/00	Florida
Frutales de Saint Peter S.A.	05/24/05	Costa Rica
Frutas de Exportación Frutex S.A. (Frutex)	06/06/08	Costa Rica
Frutas de Parrita S.A.	07/29/86	Costa Rica
Fundacion Fruitcola Ltda.	11/05/92	Chile
Giralda Shipping Corporation	05/12/00	Cayman Islands
Global Reefer Carriers, Ltd.	06/21/93	Liberia
Granada Shipping Corporation	10/11/91	Cayman Islands
Hacienda Filadelfia S.A.	05/04/65	Costa Rica
Horn-Linie GmbH & Co.		Germany
International Fruit Traders, Inc. (IFT)	06/06/08	Panama
International Resources Company	09/05/02	Cayman Islands
Inverde Limitada	10/01/03	Colombia
Key Travel Services, Inc.	06/11/98	Florida
Lerida Shipping Corporation	06/11/98	Cayman Islands
Malaga Shipping Corporation	07/16/97	Cayman Islands
Medina Shipping Corporation	11/20/98	Cayman Islands
Melones de Costa Rica S.A.	06/18/87	Costa Rica
National Poultry Farms and Hatcheries Co. (a limited liability company)	08/08/02	Jordan
National Poultry PLC	02/19/94	Jordan
Network Shipping Ltd.	04/05/90	Bermuda
Neveka B.V.	03/15/55	Netherlands
Pan Emirates Foods Distribution LLC	02/25/07	Abu-Dhabi, U.A.E.
Pluto Shipping Corporation	12/12/75	Liberia
Portuaria de Amatique, S.A. (Portama)	08/28/90	Guatemala
Premier Pineries (Pty) Ltd.	09/30/04	South Africa
Productos Agrícolas de Oriente, S.A.	08/07/08	Guatemala
Productos Especiales de México, S.A. de C.V.	04/01/93	Mexico
RLN Leasing, Inc.	12/18/97	North Dakota
Rooihoogte Suid Farm (Pty) Ltd.	09/30/04	South Africa
Segovia Shipping Corporation	11/16/99	Cayman Islands
Servicios Logisticos del Carmen, S.A. (Seldeca)	10/25/94	Costa Rica
Sevilla Shipping Corporation	03/09/93	Cayman Islands
SFV Fresh Cut, Inc. (d/b/a Del Monte Fresh Produce N.A.)	04/17/02	Texas
Sidonia Shipping Corporation	09/28/00	Cayman Islands
Sociedad de Inversiones La Capilla Limitada	06/11/86	Chile
Southern Fresh Products, Inc.	12/29/04	Philippines
Texas Specialty Produce Investors, LLC	03/05/02	Texas
The Just Juice Company Limited	07/12/63	England
The Siam Agro Industry Pineapple and Others Public company Ltd. (SAICO)	10/21/04	Thailand
Toledo Shipping Corporation	03/09/93	Cayman Islands
Tricont Carriers, Ltd.	02/23/88	Cayman Islands

Tricont Holding Company	04/10/03	Delaware
Tricont Logistics Company d/b/a Del Monte Logistics	04/10/03	Delaware
Tricont Trucking Company	04/10/03	Delaware
Trifrutas Properties (Pty) Ltd.	06/26/91	South Africa
United Investment Company Inmobiliaria S.A. (“UIC”)	01/18/84	Chile
United Plastic corporation S.A. (formerly k/a Agricola villa Alegre Limitada)	06/26/86	Chile
Universal Holdings Group	--/--/--	Panama
UTC Inmobiliaria S.A.	07/02/96	Chile
Utopia Asparagus (Pty) Ltd.	04/08/63	South Africa
Valencia Shipping Corporation	01/04/02	Cayman Islands
Wafer Limited	06/09/89	Gibraltar
Westeuropa-Amerika-Linien GmbH (“WAL”)	03/17/52	Germany
Worldwide Advertising, Inc.	07/14/03	Florida
Worldwide Recruiters, Inc.	04/27/00	Florida
Zanthus Investments (Pty) Ltd.	09/30/04	South Africa